Exhibit 99.1

Press Release #202002	FOR IMMEDIATE RELEASE	February 13, 2020

Enertopia Announces Royalty Sale and Next Steps Forward

Kelowna, BC-Enertopia Corporation (ENRT) on the OTC (the "Company" or "Enertopia") is pleased to announce the Company has concluded a Royalty agreement contract.

The Company has signed a 1% Royalty agreement with respect to any future commercial lithium production from the Company's Clayton Valley, Nevada claims in exchange for $200,000 USD. The Company is extremely pleased that it has completed this non-dilutive $200,000 USD financing in its next step to move the project and other Company endeavor's forward.

The Company has a right of first refusal to repurchase the royalty upon any proposed sale by the royalty holder to a third party.  There is no affiliate relationship between the Company and the royalty holder.

The next step for the Company's lithium mining enterprise is to commission a 43-101 report so we can disclose to the marketplace the size and grade of the Company's lithium deposit at Clayton Valley, Nevada. After that, our plan is to resume leach testing by putting the lithium enriched claystone into solution, which allows us to create a purer lithium brine solution for further processing using Ion exchange (IX) resins.

Further to the Company's news release of February 11th, 2019, we continue to explore strategic business combinations, and are in early talks with respect to such joint ventures & strategic alliances in the clean energy marketplace. We will provide further details as discussions warrant.

The Company also reports that they have entered into a contractual agreement with Flathead Business Solutions for marketing, advertising, and social media communications.  The marketing program is designed to provide improved visibility for the Company's current and planned operations.

"I am excited about today's news and we will continue to put news updates out as soon as possible as we move forward to reach our milestones", stated CEO & President Robert McAllister.

About Enertopia:

A Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV and green technologies to build shareholder value.

Enertopia shares are quoted in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.870.2219

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release